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                                                                    EXHIBIT 24.3

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being the Plan Administrator appointed by the Board of Directors of the Connecticut Natural Gas Corporation pursuant to the Connecticut Natural Gas Corporation Employee Savings Plan and the Connecticut Natural Gas Corporation Union Employee Savings Plan, hereby constitutes and appoints L. Blum, Esq. and F. Lee, Esq., and each of them (with full power to each of them to act alone) her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute and file a Post-Effective Amendment No. 1 on Form S-8 to a registration statement of Energy East on Form S-4 (Registration No. 333-85333) with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933, as amended, relating to the issuance of up to 400,000 shares of Energy East Corporation's Common Stock ($0.01 Par Value) through the Connecticut Natural Gas Corporation Employee Savings Plan and the Connecticut Natural Gas Corporation Union Employee Savings Plan and the interests of the participants in such Plans, any and all amendments to such Post-Effective Amendment and any and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, in order to effectuate the same as fully to all intents and purposes as she might or could do.

    IN WITNESS WHEREOF, the undersigned has set her hand this 31st day of August, 2000.

                                                    /s/ JEAN S. MCCARTHY

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                                                      JEAN S. MCCARTHY